Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of                     , 2004, by and between CALLWAVE, INC., a Delaware corporation (the “Company”), and                                  (“Indemnitee”), with reference to the following facts:

RECITALS:

A. The Company and Indemnitee acknowledge (i) the increasing difficulty in obtaining directors’ and officers’ liability insurance, the significant increases in the cost of such insurance and the limitations on the coverage provided by such insurance, and (ii) the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

B. The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company, and in furtherance thereof, the Company and Indemnitee have agreed to execute this Agreement in order to memorialize the Company’s agreement to indemnify Indemnitee from claims arising in connection with Indemnitee’s service as an officer or director of the Company.

C. The Certificate of Incorporation and Bylaws of the Company contain provisions for indemnifying directors and officers of the Company, and the Certificate of Incorporation, Bylaws, and Delaware law contemplate that separate contracts may be entered into between the Company and its directors and officers, employees and other agents with respect to their indemnification by the Company, which contracts may provide greater protection than is afforded by the Certificate of Incorporation and Bylaws.

D. The Company understands that Indemnitee has reservations about serving or continuing to serve the Company without adequate protection against personal liability arising from such service, and that it is also of critical importance to Indemnitee that adequate provision be made for advancing costs and expenses of legal defense.

E. The Board of Directors of the Company has approved as being in the best interests of the Company indemnity contracts substantially in the form of this Agreement for directors and officers of the Company and its subsidiaries and for certain other employees and agents of the Company designated by the Board of Directors.

AGREEMENTS:

NOW, THEREFORE, in order to induce Indemnitee to serve or to continue to serve as a director and/or officer of the Company, and in consideration of Indemnitee’s service to the Company, the parties agree as follows:

1. INDEMNIFICATION. The Company shall indemnify and hold Indemnitee harmless to the greatest extent possible under applicable law if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in right of the Company, by reason of (a) the fact that Indemnitee is, was or at any time becomes a director, officer, employee or agent of the Company, or any subsidiary of the Company, (b) any action or inaction on the part of Indemnitee while an officer or director or (c) the fact that Indemnitee is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (collectively referred to hereinafter as a “Claim”), against all Expenses (defined below) actually and reasonably incurred by Indemnitee in connection with such Claims, whether or not arising prior to the date of this Agreement. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that (i) Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or (ii), with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

2. CONTINUATION OF CONTRACTUAL INDEMNITY. Subject to the termination provisions of Section 11.11, all agreements and obligations of the Company contained herein shall continue for so long as Indemnitee shall be subject to any possible action, suit, proceeding or other assertion of Claim or Claims.

3. EXPENSES; INDEMNIFICATION PROCEDURE

3.1 ADVANCEMENT OF EXPENSES. The Company shall advance all Expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action referenced in Section 1 hereof (but not amounts actually paid in settlement of any such action or proceeding). Indemnitee hereby undertakes to repay such Expenses advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company under this Agreement or any other agreement or under the Company’s Certificate of Incorporation or Bylaws as now or hereafter in effect. The advances to be made hereunder shall be paid by the Company to Indemnitee within ten (10) days following receipt by the Company of a written request therefor from Indemnitee.

3.2 NOTICE/COOPERATION BY INDEMNITEE; DEFENSE OF CLAIM. Indemnitee shall give the Company notice in writing as soon as practicable of any action, suit, proceeding or other Claim brought against Indemnitee for which indemnification is or will be sought under this Agreement; provided that any delay or failure of Indemnitee to deliver notice of any claim shall not limit Indemnitee’s right to indemnification under this Agreement unless, and only to the extent that, such delay or failure materially and adversely affects the ability of the Company to defend against such claim. The Company and any other indemnifying party similarly notified will be entitled to participate therein at its own expense or to assume the defense thereof and to employ counsel reasonably satisfactory to Indemnitee. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other person or address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received three (3) business days after the date postmarked if sent by domestic certified or registered mail, properly addressed; otherwise notice shall be deemed received when such notice shall actually be received by the Company. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

3.3 PROCEDURE. Any indemnification and advances provided for in Section 1 and this Section 3.3 shall be made no later than [thirty (30) days] after receipt of the written request of Indemnitee. If a claim or Expense for which Indemnitee is entitled to indemnification under this Agreement, under any statute, or under any provision of the Company’s Certificate of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within the time allowed, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount and, subject to Section 11.4 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with Claim in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of Expenses pursuant to Section 3.1 hereof unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that, if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

3.4 NOTICE TO INSURERS. If, at the time of the receipt of a notice of a claim pursuant to Section 3.2 hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such claim and any related Claim in accordance with the terms of such policies.

3.5 SELECTION OF COUNSEL. In the event the Company shall be obligated to pay the Expenses of any Claim, the Company shall be entitled to assume the defense of such Claim, with counsel approved by Indemnitee, which approval shall not be reasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. Notwithstanding the foregoing, the Company shall not be permitted to settle any claim or Claim on behalf of Indemnitee in any manner which would require any acknowledgment of wrongdoing on the part of Indemnitee without Indemnitee’s written consent, which consent shall not be unreasonably withheld. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Claim, provided that (i) Indemnitee shall have the right to employ his counsel in any such proceeding at Indemnitee’s expense; and (ii) if (a) the employment of counsel by Indemnitee has been previously authorized by the Company, (b) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (c) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be liable to indemnify Indemnitee for any amounts paid in settlement of any Claim effected without the Company’s written consent, and the Company shall not settle any Claim in a manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent; provided, however, that neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement and, provided further, that if a claim is settled by the Indemnitee with the Company’s written consent, or if there be a final judgment or decree for the plaintiff in connection with the Claim by a court of competent jurisdiction, the Company shall indemnify and hold harmless Indemnitee from and against any and all losses, costs, expenses and liabilities incurred by reason of such settlement or judgment.

4. ADDITIONAL INDEMNIFICATION RIGHTS; NONEXCLUSIVITY.

4.1 SCOPE. Notwithstanding any other provision of this Agreement to the contrary, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its Board of Directors, an officer or other corporate agent, such changes shall be ipso facto included within the scope of Indemnitee’s rights and Company’s obligations, under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its Board of Directors, an officer or other corporate agent, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

4.2 NONEXCLUSIVITY. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested Directors, the General Corporation Law of the State of Delaware, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any proceeding and shall not restrict Indemnitee’s right to contribution as may be available under applicable law.

5. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

6. MUTUAL ACKNOWLEDGMENT. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

7. OFFICER AND DIRECTOR LIABILITY INSURANCE. The Company shall use its best efforts to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, if Indemnitee is not an officer or director but is a key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

8. SEVERABILITY. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

9. EXCEPTIONS. Notwithstanding any other provision of this Agreement to the contrary, the Company shall not be obligated pursuant to the terms of this Agreement:

9.1 EXCLUDED ACTS. To indemnify Indemnitee for any acts or omissions or transactions from which a director may not be relieved of liability under the Delaware General Corporation Law;

9.2 CLAIMS INITIATED BY INDEMNITEE. To indemnify or advance Expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought in good faith to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under the Delaware General Corporation Law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit;

9.3 LACK OF GOOD FAITH. To indemnify Indemnitee for any Expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous or arose from Indemnitee’s fraudulent, dishonest or willful misconduct, or such indemnity is not permitted under applicable law;

9.4 INSURED CLAIMS. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent such expenses or liabilities have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company, provided that such limitation shall not apply to any expenses incurred by Indemnitee which, except for this paragraph, would be paid hereunder and which remain outstanding after all payments are received from an insurance company;

9.5 CLAIMS UNDER SECTION16(b). To indemnify Indemnitee for expenses and the payment of profits realized, or losses avoided, arising from the purchase and sale, or sale and purchase, by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar provisions of any federal, state or local statutory law; and

9.6 INSIDER TRADING. On the account of any suit brought against Indemnitee for misuse or misappropriation of non-public information, or otherwise involving Indemnitee’s status as an “insider” of the Company, in connection with any purchase or sale by Indemnitee of securities of the Company.

10. CONSTRUCTION OF CERTAIN PHRASES. For purposes of this Agreement:

10.1 The term “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

10.2 The term “Expenses” shall include all judgments, Fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of any proceeding and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (collectively,

“Expenses”), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses.

10.3 The term “Fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan.

10.4 If Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

10.5 The phrase “other enterprises” shall include employee benefit plans.

10.6 The phrase “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

11. MISCELLANEOUS.

11.1 NOTICES. All notices, requests, demands or other communications permitted or required under this Agreement shall be effective only if in writing, and shall be deemed to have been given, received and delivered (a) when personally delivered; (b) on the second (2nd) business day after the date on which mailed by certified or registered United States mail, return receipt requested, postage prepaid; (c) on the first (1st) business day after the date on which transmitted by facsimile or other electronic means generating a receipt evidencing a successful transmission; or (d) on the first (1st) business day after the business day on which deposited with a public carrier regulated under United States laws for the fastest commercially available overnight delivery, with a return receipt (or equivalent thereof administered by such regulated public carrier) requested, freight prepaid, addressed to the party for whom intended at the address set forth on the signature page of this Agreement, or such other address or facsimile number, notice of which is given in a manner permitted by this Section 11.1.

11.2 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute an original.

11.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns.

11.4 ATTORNEYS’ FEES. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

11.5 CHOICE OF LAW. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware, as applied to contracts between California residents entered into and to be performed entirely within Delaware.

11.6 SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable to corporation effectively to bring suit to enforce such rights.

11.7 EFFECTIVENESS OF AGREEMENT. This Agreement shall be effective as of the day and year first above written and shall apply to all claims against or involving Indemnitee that are threatened or pending as of such date or are initiated on or after such date, regardless of whether the underlying facts relating to Indemnitee occurred before, on or after such date. All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is a director, officer or agent of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed proceeding by reason of the fact that Indemnitee was serving in the capacity referred to herein.

11.8 FURTHER ASSURANCES. The parties will do, execute and deliver, or will cause to be done, executed and delivered, all such further acts, documents and things as may be reasonably required for the purpose of giving effect to this Agreement and the transactions contemplated hereby.

11.9 ACKNOWLEDGMENT. The Company expressly acknowledges that it has entered into this Agreement and assumed the obligations imposed on the Company hereunder in order to induce Indemnitee to serve or to continue to serve as an agent of the Company, and acknowledges that Indemnitee is relying on this Agreement in serving or continuing to serve in such capacity.

11.10 BINDING EFFECT. This Agreement shall be binding upon Indemnitee and the Company, their successors and assigns, and shall inure to the benefit of Indemnitee, his or her heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

11.11 AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

“COMPANY:”	“INDEMNITEE:”

CallWave, Inc., a Delaware corporation

By
Name & title:	Name

Date	Date

Address and Facsimile No. for Notices:	Address and Facsimile No. for Notices:

CallWave, Inc. Attn: Chief Executive Officer 136 W. Canon Perdido, Suite A Santa Barbara, California 93101 Facsimile No.: (805) 690-4202

Facsimile No.: (___)